(h)(7)

Sixth Amended and Restated

Schedule A

to the

Sub-Administration Agreement

by and between

BMO Asset Management Corp.

(f/k/a Marshall & Ilsley Trust Company, N.A.)

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below:

Names of Funds

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Prime Money Market Fund

BMO Short-Term Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Government Income Fund

BMO TCH Corporate Income Fund

BMO Aggregate Bond Fund

BMO TCH Core Plus Bond Fund

BMO Large-Cap Focus Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Growth Fund

BMO Lloyd George Emerging Markets Equity Fund

BMO Ultra Short Tax-Free Fund

BMO Small Cap Value Fund

BMO Pyrford Global Strategic Return Fund

BMO Monegy High Yield Fund

BMO Dividend Income Fund

BMO Pyrford International Stock Fund

BMO Low Volatility Equity Fund

BMO Short-Term Tax-Free Fund

BMO TCH Emerging Markets Bond Fund

[Signature page to follow.]

In witness whereof, the undersigned have executed this Sixth Amended and Restated Schedule A to the Sub-Administration Agreement between BMO Asset Management Corp. (f/k/a Marshall & Ilsley Trust Company, N.A.) and UMB Fund Services, Inc., effective as of the 1st day of October, 2012.

UMB FUND SERVICES, INC.		BMO ASSET MANAGEMENT CORP.

By:	Maureen A. Quill	By:	Timothy M. Bonin
Title:	Executive Vice President	Title:	Vice President